UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2015

 Array BioPharma Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16633	84-1460811
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado 80301
(Address of principal executive offices, including Zip Code)

(303) 381-6600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

__	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 1.01    Entry into a Material Definitive Agreement.

On March 2, 2015, Array BioPharma announced the completion and closing of the transactions contemplated by the Termination and Asset Transfer Agreement with Novartis Pharma AG (“Novartis”) and Novartis International Pharmaceutical Ltd. ("NIP") dated November 26, 2014, as amended on January 19, 2015 (collectively the “Binimetinib Agreement”), pursuant to which Array regained all development and commercialization rights to binimetinib, and by the Asset Transfer Agreement with Novartis dated January 19, 2015 (the “Encorafenib Agreement”), pursuant to which Array obtained all development and commercialization rights to encorafenib (LGX-818). Both the Binimetinib Agreement and the Encorafenib Agreement were contingent upon and automatically became effective as of the closing of the previously announced transactions between Novartis AG and GlaxoSmithKline PLC ("GSK") on March 2, 2015 (the “Effective Date”).

In connection with the closing of the Binimetinib and Encorafenib Agreements, Array and Novartis entered into two Transition Agreements dated March 2, 2015, one associated with the Binimetinib Agreement and the other associated with the Encorafenib Agreement, pursuant to which Novartis and its affiliates will provide certain regulatory assistance, development technology transfer, companion diagnostic transfer and other transition services to Array in connection with the continued development of binimetinib and encorafenib after the Effective Date.

All ongoing clinical trials involving binimetinib and encorafenib, including the NEMO, MILO and COLUMBUS trials, will continue to be conducted as currently conducted until specified transition dates. Novartis will provide substantial financial support to Array under the Transition Agreements for all clinical trials involving binimetinib and encorafenib in the form of reimbursement to Array for all associated out-of-pocket costs and for one half of Array’s fully-burdened FTE costs based on an annual FTE rate. As previously disclosed by Array in its Form 8-K filed with the Securities and Exchange Commission on December 3, 2014, at designated points for each trial, Novartis will transition responsibility for Novartis conducted trials and provide this continuing financial support to Array for completing the trials.

Each party has also agreed to indemnify the other party from certain liabilities specified in the Transition Agreements. Each Transition Agreement will be in effect until the obligations of the parties thereunder have been completed and may only be terminated upon the mutual consent of the parties.

Array expects to file both Transition Agreements as exhibits to its Quarterly Report on Form 10-Q for the quarter ending March 31, 2015. The foregoing description is qualified in its entirety by reference to the text of the Transition Agreements when filed.

Item 1.02     Termination of a Material Definitive Agreement.

As previously disclosed by Array in its Form 8-K filed with the Securities and Exchange Commission on December 3, 2014, In connection with the closing of the transactions under the Binimetinib Agreement described in Item 1.01 above, the License Agreement dated April 19, 2010 (the “Existing License Agreement”) between Array and NIP terminated pursuant to which Array had previously licensed development and commercialization rights to binimetinib to NIP. As a result, all rights, licenses and obligations under the Existing License Agreement were terminated, discharged and superseded by the Binimetinib Agreement effective March 2, 2015. The disclosure in Item 1.01 above is hereby incorporated by reference in this Item 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2015, Array BioPharma announced the appointment of Andrew Robbins as its new Chief Operating Officer. Mr. Robbins, 39, has served as Array’s Senior Vice President, Commercial Operations since July 2012. Mr. Robbins has extensive commercial, development and strategic leadership expertise from a 15-year career in the pharmaceutical industry, with a specific focus on oncology/hematology products. From January 2007 to July 2012, he held management positions at Hospira, Inc., a global pharmaceutical and medical device company, including General Manager/Vice President of the U.S. Alternate Site business unit and Vice President of Corporate

Development. Mr. Robbins also served on the board of directors of Fate Therapeutics, Cytograft and StemCor Systems, all venture-backed health care companies. Prior to January 2007 he held commercial leadership positions within Pfizer's oncology unit.

Mr. Robbins replaces David L. Snitman, Ph.D. who resigned from the position effective March 2, 2015. Dr. Snitman will continue to serve as a full-time employee until his retirement on June 30, 2015, and he plans to continue to work as a consultant on business development activities after June. Dr. Snitman’s resignation did not arise from any disagreement on any matter relating to Array’s operations, policies or practices.

In recognition of Dr. Snitman’s contributions to Array, the Compensation Committee approved (i) the acceleration effective as of June 30, 2015 of vesting of Dr. Snitman’s equity outstanding as of March 2, 2015, (ii) the payment to Dr. Snitman of an amount equal to his current annual base salary for a period of 12 months commencing with the first payroll period following the termination of his employment with Array on June 30, 2015 and (iii) the extension of the period during which vested options outstanding as of June 30, 2015 may be exercisable until the later of 90 days after the last day of Dr. Snitman’s employment with Array and the end of the term that Dr. Snitman serves as a consultant to Array.

Item 8.01     Other Events.

Array issued a press release on March 2, 2015 announcing the completion and closing of the binimetinib and encorafenib transactions described under Item 1.01 above and the leadership changes described under Item 5.02 above, a copy of which is attached to this Form 8-K as Exhibit 99.1. The text of Items 1.01 and 5.02 is incorporated in this item by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release Announcing Completion of Binimetinib and Encorafenib Transactions and Leadership Changes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2015	Array BioPharma Inc.

	By:	/s/ David Horin
David Horin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Announcing Completion of Binimetinib and Encorafenib Transactions and Leadership Changes